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                                                                   EXHIBIT 10.75



                            AMENDMENT TO NOTE SECURED
                            BY STOCK PLEDGE AGREEMENT



$3,500,000                                                      FEBRUARY 7, 2001
                                                              IRVINE, CALIFORNIA


This Amendment to Note Secured By Stock Pledge Agreement ("Amendment") is made and entered into effective as of this 7th day of February 2001, by and between Epicor Software Corporation ("Corporation") and L. George Klaus.


                                    RECITALS:

        WHEREAS, when George Klaus joined the Corporation in February 1996, he purchased 2,000,000 shares of restricted common stock pursuant to two promissory notes, a Note Secured By Stock Pledge Agreement and an Unsecured Note, each in the amount of $3,500,000 (in the total aggregate principal amount of $7,000,000 (collectively, the "Notes")) due and payable to the Corporation as of February 7, 2001;

        WHEREAS the above-referenced Notes were originally drafted to accrue interest at six percent (6%) per annum, compounded annually and were accruing such interest until April 22, 1998 when the Corporation's Board of Directors voted unanimously, with George Klaus abstaining, to waive the collection of all accrued interest to date and any interest that may accrue in the future on the Notes as long as they remain outstanding;

        WHEREAS, Mr. Klaus has not to date paid off any of the amount owing under the Note Secured By Stock Pledge Agreement or the Unsecured Note; and

        WHEREAS, Mr. Klaus and the Corporation wish to amend the Note Secured By Stock Pledge Agreement to extend the duration of the Note Secured By Stock Pledge Agreement for up to two (2) years and in consideration for such extension, reinstate the accrual of interest on the unpaid principle of such Note Secured By Stock Pledge Agreement from February 7, 2001 and for as long as the Note Secured By Stock Pledge Agreement remains outstanding and to further provide for accelerated payment on the Note Secured By Stock Pledge Agreement in the event certain conditions are met.

        NOW THEREFORE, in consideration of the above recitals and the mutual covenants and conditions contained below, Corporation and Mr. Klaus agree to amend the Note Secured By Stock Pledge Agreement as follows:

        1. The duration of the Note Secured By Stock Pledge Agreement shall hereby be extended for a period of two (2) years up through and including February 7, 2003; provided however that if at any time during that two (2) year period, the closing bid price for the Corporation's publicly traded common stock equals six dollars ($6.00
            USD) or more for ten (10) consecutive trading days, the Note Secured By Stock Pledge Agreement shall immediately become due and payable along with any interest that has accrued to that date;



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        2.  From February 7, 2001, and for as long as the Note Secured By Stock
            Pledge Agreement remains outstanding, interest shall accrue on the unpaid principle balance of the Note Secured By Stock Pledge Agreement at a rate of six percent (6.0%) per annum, compounded annually and shall be payable by Mr. Klaus to the Corporation with the outstanding principal on the maturity date of the Note Secured By Stock Pledge Agreement; and

        3. All other terms of the Note Secured By Stock Pledge Agreement not impacted or altered by this Amendment will remain in full force and effect. All terms not defined in this Amendment shall have the meanings ascribed to them in the Note Secured By Stock Pledge Agreement.

        IN WITNESS WHEREOF, the undersigned parties have executed this Amendment effective as of the date first above written.



        EPICOR SOFTWARE CORPORATION             L. GEORGE KLAUS



        By: /s/ Lee Kim                         By: /s/ L. George Klaus
            _____________________________           ____________________________


        Its: Senior Vice President and
             Chief Financial Officer
             (Principal Financial and
             Accounting Officer)
             ____________________________